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                     CONSENT OF PRICEWATERHOUSECOOPERS GMBH
                          TO INCORPORATION BY REFERENCE

We consent to the incorporation by reference in the Registration Statements of Ecolab Inc. on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828;
2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151;
333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364;
33-59431; 333-18617; 333-79449; 333-21167; 333-35519; 333-40239; 333-95037;
333-50969; and 333-62183) and Form S-3 (Registration No. 333-14771) of our
report dated January 28, 2000 relating to the combined financial statements and financial statement schedule of the Henkel-Ecolab Joint Venture as of November 30, 1999 and 1998 and for the years then ended, which appears in this Annual Report on Form 10-K

                                         /s/ PricewaterhouseCoopers GmbH
                                         PricewaterhouseCoopers Gesellschaft
                                         mit beschrankter Haftung
                                         Wirtschaftsprufungsgesellschaft

Dusseldorf, Germany
March 13, 2000